Between Spark Networks SE Kohlfurterstr. 41/43 D-10999 Berlin hereinafter referred to as "Company" and Gitte Bendzulla Danziger Strasse 75 10405 Berlin hereinafter referred to as " Executive Director " (Geschäftsführender Direktor) In amendment to the Executive Director Service Agreement from 29.05.2020 the following amendment will be concluded: Exhibit 10.5

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spark networks

§ 1 Präambel

Mit Beschluss vom 26. Juni 2019 hat der Verwaltungsrat der Gesellschaft Frau Bendzulla mit Wirkung zum 1. Januar 2020 zum Geschäftsführer der Gesellschaft ernannt. In Ergänzung zum bestehenden Executive Director Service Agreement nebst etwaiger Ergänzungsvereinbarung, vereinbaren die Vertragspartner wie folgt:

§ 2 Änderungen

(1) § 4 (1) Vergütung (Gültig ab 01.12.2020)

Als Vergütung für ihre Dienste erhält die Executive Direktorin ein festes Bruttojahresgehalt in Höhe von 240.000,00 EUR (in Worten: zweihundertvierzigtausend EUR). Das vereinbarte feste Bruttojahresgehalt ist am Ende eines jeden Kalendermonats in 12 gleichen Raten fällig und zahlbar, abzüglich Steuern und Sozialabgaben. Beginnt oder beendet der Exekutivdirektor seine Tätigkeit während des Kalenderjahres und ist das Vertragsjahr somit kürzer als das Kalenderjahr, so ist das feste Bruttojahresgehalt anteilig fällig.

(2) § 4 (2) Vergütung (Gültig ab 01.01.2021)

Die Executive Director hat ferner Anspruch auf einen jährlichen Ermessensbonus in Höhe von bis zu 72.000,00 EUR (in Worten: zweiundsiebzigtausend EUR) brutto. Die entsprechenden Ziele und entsprechenden Bonuszahlungen werden jährlich vor Beginn des nächsten Kalenderjahres vom Verwaltungsrat nach Konsultation des Exekutivdirektors festgelegt. Der endgültige Betrag des Bonus wird dann jährlich vom Verwaltungsrat auf der Grundlage der Zielerreichung festgelegt, wenn der Jahresabschluss der Gesellschaft von den Wirtschaftsprüfern der Gesellschaft genehmigt wird. Der etwaige Jahresbonus ist am Ende des Monats nach dieser Genehmigung des Jahresabschlusses fällig und zahlbar.

§ 3 Schlussbestimmung

Sofern vorstehend nichts Abweichendes geregelt wird, bleiben die übrigen Bestimmungen des Executive Director Service Agreement und eventuell

Section § 1 Preamble

By resolution of June 26, 2019 the Company's Administrative Board has appointed Gitte Bendzulla as executive director of the Company with effect as of January 1, 2020. As amendment to the Executive Director Service including any amendments, the Parties resolve as follows:

Section § 2 Amendments

(1) Section § 4 (1) Remuneration (with effect from 01.12.2020)

As remuneration for her services, the Executive Director shall receive a fixed gross annual salary in the amount of EUR 240.000,00 (in words: EUR two hundred forty thousand). The agreed fixed gross annual salary is due and payable in 12 equal installments at the end of each calendar month, less taxes and social contributions. If the Executive Director begins or ends her job during the calendar year and the contractual year is thus shorter than the calendar year, the fixed gross annual salary shall be due on a pro-rata basis.

(2) Section § 4 (2) Remuneration (with effect from 01.01.2021)

The Executive Director shall furthermore be eligible to a discretionary annual bonus in the amount of up to EUR 72.000,00 (in words: EUR seventy-two thousand) gross. The relevant goals and corresponding bonus payments shall be established annually before the start of the next calendar year by the Administrative Board after consultation of the Executive Director. The final amount of the bonus shall then be determined annually by the Administrative Board based on target achievement at the same time as the annual financial statements of the Company are approved by the Company's auditors. The annual bonus, if any, shall be due and payable at the end of the month following this approval of the annual financial statements.

Section § 3 Concluding Provision

As far as this amendment does not state otherwise, the remaining provisions of the Executive Director Service Agreement and any amendments

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- zusätzlicher gültiger Vertragsänderungen unbe- rührt. shall remain unaffected. Berlin, 01.12.2020 _________________________________________ Spark Networks SE Represented by its Administrative Board, repre- sented by the chairman of the Administrative Board, Mr. David Khalil Gitte Bendzulla